                                                                    Exhibit 10.8

                             AMENDED AND RESTATED
              FARMERS CITIZENS BANK DIRECTOR RETIREMENT AGREEMENT

     THIS AGREEMENT is made this 11/th/ day of November, 1999, by and between FARMERS CITIZENS BANK, located in Bucyrus, Ohio (the "Company"), and R. Duane Hord (the "Director"), amending and restating the Director Retirement Agreement between the Company and the Director dated April 28, 1999 (the "Agreement"). The Effective Date of this Agreement is April 28, 1999.

                                 INTRODUCTION

     To encourage the Director to remain a member of the Company's Board of Directors, the company is willing to provide Director Emeritus benefits to the Director. The Company will pay the benefits from its general assets.

                                   AGREEMENT

     The Director and the Company agree as follows:

                                   Article 1
                                  Definitions

     1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

          1.1.1 "Change of Control" means the transfer of 20% or more of the Company's outstanding voting common stock followed within twenty-four (24) months by replacement of fifty percent (50%) or more of the members of the Company's Board of Directors.

          1.1.2 "Code" means the Internal Revenue Code of 1986, as amended. References to a Code section shall be deemed to be to that section as it now exists and to any successor provision.

          1.1.3 "Disability" means the Director suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Company, prevents the Director from performing substantially all of the Director's normal duties for the Company. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Company's Board of Directors deems appropriate.

          1.1.4 "Early Retirement Date" means the Director completing 15 Years of Service.

          1.1.5 "Normal Retirement Date" means the Director attaining age 70 and completing 15 Years of Service.

          1.1.6 "Termination of Service" means the Director ceasing to be a member of the Company's Board of Directors for any reason whatsoever.

          1.1.7 "Years of Service" means the total number of twelve-month periods during which the Director serves as a member of the Company's Board of Directors.

                                   Article 2
                               Lifetime Benefits

     2.1 Normal Retirement Benefit. If the Director terminates service on or after the Normal Retirement Date for reasons other than death, Disability or Change of Control, the Company shall pay to the Director the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

          2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is equal to the greater of: (a) $12,630, which is the Plan Year 1 Benefit Level of $9,200 increased 2 percent at the end of each plan year as set forth in Schedule A; or (b) the amount of the Director's board fees in the year prior to retirement.

          2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Normal Retirement Date. This annual benefit shall be paid to the Director for 15 years.

     2.2 Early Retirement Benefit. If the Director terminates service after the Early Retirement Date but before the Normal Retirement Date for reasons other than death, Disability or Change of Control, the Company shall pay to the Director the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

          2.2.1 Amount of Benefit. The benefit under this Section 2.2 is the benefit determined under Schedule A based on the date of the Director's Termination of Service, which is determined by vesting the Director in 100 percent of the Accrual Balance. Schedule A shall be adjusted to reflect any benefit level increases determined by the Board of Directors under
     Section 2.1.1 prior to the Director's Termination of Service. Schedule A is calculated using the interest method of accounting, an 8% discount rate, monthly compounding and monthly benefit payments.

          2.2.2 Payment of Benefit. The Company shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's Normal Retirement Date. This annual benefit shall be paid to the Director for 15 years.

     2.3 Disability Benefit. If the Director terminates service due to a Disability prior to the Normal Retirement Date, the Company shall pay to the Director the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

          2.3.1 Amount of Benefit. The benefit under this Section 2.3 is the benefit determined under Schedule A based on the date of the Director's Termination of Service, which is determined by vesting the Director in 100 percent of the Accrual Balance. Schedule A shall be adjusted to reflect any benefit level increases determined by the Board of Directors under
     Section 2.1.1 prior to the Director's Termination of Service.

          2.3.2 Payment of Benefit. The Company shall pay the annual benefit to the Director in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's Termination of Service. This annual benefit shall be paid to the Director for 15 years.

     2.4 Change of Control Benefit. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

          2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the benefit determined under Schedule A based on the date of the Director's Termination of Service, which is determined by vesting the Director in 100 percent of the Accrual Balance. Schedule A shall be adjusted to reflect any benefit level increases determined by the Board of Directors under Section
     2.1.1 prior to the Director's Termination of Service.

          2.4.2 Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within 60 days following Termination of Service.

                                   Article 3
                                Death Benefits

     3.1 Death During Active Service. If the Director dies while in the active service of the Company, the Company shall pay to the Director's beneficiary the benefit described in this Section 3.1 in lieu of any benefit under Article 2.

          3.1.1 Amount of Benefit. The annual benefit under this Section 3.1 is the Normal Retirement Benefit described in Section 2.1.1.

          3.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Director's beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Director's death. This annual benefit shall be paid to the Director's beneficiary for 15 years.

     3.2 Death During Benefit Period. If the Director dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Director's beneficiary at the same time and in the same amounts they would have been paid to the Director had the Director survived.

                                   Article 4
                                 Beneficiaries

     4.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's surviving spouse, if any, and if none, to the Director's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Director's estate.

     4.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   Article 5
                              General Limitations

     5.1 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement to the extent the benefit would be an excess parachute payment under
Section 280G of the Code.

     5.2 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Director's service for:

     (a)  Gross negligence or gross neglect of duties;

     (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

     (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse financial effect on the Company.

     5.4 Suicide. No benefits shall be payable if the Director commits suicide within two years after the date of this Agreement, or if the Director has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                   Article 6
                         Claims and Review Procedures

     6.1 Claims Procedure. The Company shall notify the Director's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     6.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                   Article 7
                          Amendments and Termination

     7.1 This Agreement may be amended or terminated only by a written agreement signed by the Company and the Director.

     7.2 Notwithstanding Section 7.1, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Director prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In the event of any such amendment or termination, the Director shall be 100 percent vested in the Accrual Balance under Schedule A.

                                   Article 8
                                 Miscellaneous

     8.1 Binding Effect. The Bank/Company expressly agrees that it shall not merge or consolidate into or with another bank/company or sell substantially all of its assets to another bank/company, firm or person until such bank/company firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank/Company under this agreement. This agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

     8.2 No Guarantee of Employment. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Company, nor does it interfere with the Shareholders' rights to replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate service at any time.

     8.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

     8.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     8.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Ohio, except to the extent preempted by the laws of the United States of America.

     8.6 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Director's life is a general asset of the Company to which the Director and beneficiary have no preferred or secured claim.

     IN WITNESS WHEREOF, the Director and the Company have signed this Agreement.

DIRECTOR:                               COMPANY:
                                        FARMERS CITIZENS BANK

/s/ R. Duane Hord                       By /s/ G. W. Holden
-------------------------------           ---------------------------------
R. Duane Hord                           Title  President / CEO
                                             ------------------------------

                                  SCHEDULE A
                             AMENDED AND RESTATED
              FARMERS CITIZENS BANK DIRECTOR RETIREMENT AGREEMENT
                                 R. Duane Hord

-----------------------------------------------------------------------------------------
                                                     Early        Change of   Disability
                              Early                Retirement      Control      Annual
                           Retirement   Vested   Annual Benefit   Lump Sum      Benefit
Plan   Benefit   Accrual    Vesting    Accrual      Payable        Payable      Payable
Year    Level    Balance   Schedule    Balance     At Age 70     Immediately  Immediately
-----------------------------------------------------------------------------------------
  1     9,200     2,313      100%        2,313          950          2,313          265
-----------------------------------------------------------------------------------------
  2     9,384     4,870      100%        4,870        1,847          4,870          558
-----------------------------------------------------------------------------------------
  3     9,572     7,698      100%        7,698        2,695          7,698          883
-----------------------------------------------------------------------------------------
  4     9,763    10,827      100%       10,827        3,501         10,827        1,242
-----------------------------------------------------------------------------------------
  5     9,958    14,295      100%       14,295        4,268         14,295        1,639
-----------------------------------------------------------------------------------------
  6    10,158    18,140      100%       18,140        5,001         18,140        2,080
-----------------------------------------------------------------------------------------
  7    10,361    22,409      100%       22,409        5,704         22,409        2,570
-----------------------------------------------------------------------------------------
  8    10,568    27,155      100%       27,155        6,382         27,155        3,114
-----------------------------------------------------------------------------------------
  9    10,779    32,441      100%       32,441        7,040         32,441        3,720
-----------------------------------------------------------------------------------------
  10   10,995    38,341      100%       38,341        7,683         38,341        4,397
-----------------------------------------------------------------------------------------
  11   11,215    44,943      100%       44,943        8,316         44,943        5,154
-----------------------------------------------------------------------------------------
  12   11,439    52,357      100%       52,357        8,945         52,357        6,004
-----------------------------------------------------------------------------------------
  13   11,668    60,725      100%       60,725        9,580         60,725        6,964
-----------------------------------------------------------------------------------------
  14   11,901    70,238      100%       70,238       10,231         70,238        8,055
-----------------------------------------------------------------------------------------
  15   12,139    81,177      100%       81,177       10,919         81,177        9,309
-----------------------------------------------------------------------------------------
  16   12,382    94,040      100%       94,040       11,679         94,040       10,784
-----------------------------------------------------------------------------------------
  17   12,630   110,131      100%      110,131       12,630        110,131       12,630
-----------------------------------------------------------------------------------------

                            BENEFICIARY DESIGNATION

              FARMERS CITIZENS BANK DIRECTOR RETIREMENT AGREEMENT

I designate the following as beneficiary of any death benefits under this
Agreement:

Primary: _________________________________________________________________

__________________________________________________________________________

Contingent: ______________________________________________________________

__________________________________________________________________________

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
               -----

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.


Signature _______________________

Date      _______________________


Accepted by the Company this       day of        , 2000.

By      _________________________

Title   _________________________